Filed Pursuant to Rule 433

Registration No. 333-136666
September 18, 2006

STRUCTURED EQUITY PRODUCTS

New Issue	Indicative Terms

Reverse

Convertible

Note

Securities

The Bear Stearns Companies Inc.

INVESTMENT HIGHLIGHTS

•      Four separate Note offerings; each linked to one of the listed common stocks (i.e., each, a “Reference Asset”) identified below.  You may elect to participate in any or all of the Note offerings.  Please note that two of the Notes have one-year terms to maturity, while the other two Notes have six-month maturities.

•      Each of the Notes pays an annualized fixed rate coupon; payments are made semi-annually in arrears. Each interest payment will equal one-half of the applicable Coupon Rate stated below times the principal amount of the Notes.  In the case of the six-month Notes, there will be only one coupon payment.

•      Each of the Notes is a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody’s / A by S&P).

•      Issue price for each Note offering: 100% of principal amount ($1,000); provided, however, investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for, in the case of the Notes maturing in 1 year, 99.00% of the principal amount and, in the case of the Notes maturing in 6 months, 99.5% of the principal amount.

•      Each of the Notes is not principal protected if: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

•      None of the Notes participates in the upside of the Reference Asset.  Even if the Final Level of the Reference Asset exceeds the Initial Level of the Reference Asset, your return will not exceed the principal amount invested plus the coupon payments.

Reference Assets (for each of four separate Note offerings)	Symbol	Term to Maturity	Coupon Rate, per Annum		Contingent Protection Percentage	Initial Public Offering Price(1)
NYSE Group, Inc., common stock, traded on the NYSE	NYX	1-year	[14.00	]%	70%	100%
Ford Motor Company, common stock, traded on the NYSE	F	1-year	[14.25	]%	70%	100%
Best Buy Co., Inc., common stock, traded on the NYSE	BBY	6-months	[14.50	]%	80%	100%
Coach, Inc., common stock, traded on the NYSE	COH	6-months	[12.50	]%	80%	100%

(1) Investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for, in the case of the Notes maturing in 1 year, 99.00% of the principal amount and, in the case of the Notes maturing in 6 months, 99.5% of the principal amount.

Structured Products Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the four offerings to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

BEAR, STEARNS & CO. INC.

Structured Products Group

(212) 272-6928

GENERAL TERMS FOR NOTE OFFERING

This free writing prospectus relates to four separate offerings of Notes each linked to a different Reference Asset.  The purchaser of a Note will acquire a security linked to a single Reference Asset (not to a basket of Reference Assets).  You may participate in any one of the four Note offerings or, at your election, in more than one such offering.  We reserve the right to withdraw, cancel or modify the offerings and to reject orders in whole or in part.  Although each Note offering relates to only one of the securities identified below as Reference Assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any such Reference Asset or as to the suitability of an investment in any of the Notes.  Defined terms not defined herein shall have the same meaning as in the Prospectus Supplement discussed below.

Issuer:	The Bear Stearns Companies Inc.
Issuer’s Rating:	A1 / A (Moody’s / S&P)
Principal Amount of Offering:	To be disclosed in the final pricing supplement.
Denominations:	$1,000 per Note and $1,000 multiples thereafter.
Reference Assets:	(1) The common stock of NYSE Group Inc., traded on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “NYX.”
(2) The common stock of Ford Motor Company, traded on the NYSE under the symbol “F.”
(3) The common stock of Best Buy Co., traded on the NYSE under the symbol “BBY.”
(4) The common stock of Coach, Inc., traded on the NYSE under the symbol “COH”.
Selling Period Ends:	[September] [•], 2006
Pricing Date:	[September] [•], 2006
Settlement Date:	[September] [•], 2006
Calculation Date:	(1) For the Note linked to the common stock of NYSE Group, [September] [•], 2007.
(2) For the Note linked to the common stock of Ford, [September] [•], 2007.
(3) For the Note linked to the common stock of Best Buy [March] [•], 2007.
(4) For the Note linked to the common stock of Coach, [March] [•], 2007.
Maturity Date:	(1) For the Note linked to the common stock of NYSE Group, [September] [•], 2007.
(2) For the Note linked to the common stock of Ford, [September] [•], 2007.
(3) For the Note linked to the common stock of Best Buy [March] [•], 2007.
(4) For the Note linked to the common stock of Coach, [March] [•], 2007.
Coupon Rate (Per Annum):	See cover page for applicable coupon rates, calculated on the basis of a 360 day year of 12 equal 30-day months.
Contingent Protection Percentage: See cover page for applicable Contingent Protection Level.
Contingent Protection Level:	(Contingent Protection Percentage x Initial Level).
Agent’s Discount:	[•]% , to be disclosed in the final pricing supplement.
Cash Settlement Value:

We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.  In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset.  It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

Interest Payment Dates:	(1) For the Notes linked to the common stock of NYSE Group, Inc.: [March] [•], 2007 and [September] [•], 2007.
(2) For the Notes linked to the common stock of Ford Motor Company: [March] [•], 2007 and [September] [•], 2007.
(3) For the Notes linked to the common stock of Best Buy Co.: [March] [•], 2007.
(4) For the Notes linked to the common stock of Coach, Inc.: [March] [•], 2007.
Initial Level:	For each Note offering, the Closing Price of the applicable Reference Asset on the Pricing Date.
Final Level:	For each Note offering, the Closing Price of the applicable Reference Asset on the Calculation Date.
Exchange Ratio:	Equals $1,000 divided by the Initial Level (rounded down to the nearest whole number, with fractional shares to be paid in cash), to be disclosed in the final pricing supplement.
Fractional Share Cash Amount:

An amount in cash per Note equal to the Final Level multiplied by the difference between (x) $1,000 divided by the Initial Level (rounded to the nearest three decimal places), and (y) the Exchange Ratio.

Cusip:	For the Notes linked to the common stock of NYSE Group: 073902KV9
For the Notes linked to the common stock of Ford: 073902KW7
For the Notes linked to the common stock of Best Buy: 073902KX5
For the Notes linked to the common stock of Coach: 073902KY3
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this document together with the prospectus, dated August 16, 2006 (the “Prospectus”), as supplemented by the prospectus supplement, dated August 16, 2006 (the “Prospectus Supplement”). You should carefully consider, among other things, the matters set forth in “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the Prospectus Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.  The Prospectus and Prospectus Supplement may be accessed on the SEC Web site at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/777001/000104746906011011/a2172742z424b5.htm

SELECTED RISK CONSIDERATIONS

The following highlights some, but not all, of the risk considerations relevant to investing in the Notes.  The following must be read in conjunction with the sections “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset,” beginning on pages S-7 and S-14, respectively, in the Prospectus Supplement.

•                  Suitability of Note for Investment  — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in the Prospectus Supplement. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•                  Not Principal Protected —The Notes are not principal protected.  If both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.  In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset.

•                  Return Limited to Coupon — Your return is limited to the principal amount you invested plus the coupon payments.  You will not participate in any appreciation in the value of the applicable Reference Asset.

•                  No Secondary Market — Because none of the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for each of the Notes on request.  However, there can be no guarantee that bids for any of the outstanding Notes will be made in the future; nor can the prices of any such bids be predicted.

•                  No Interest, Dividend or Other Payments — You will not receive any interest or dividend payments or other distributions on the stock comprising the applicable Reference Asset; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

•                  Taxes — We intend to treat each Note as a put option written by you in respect of the applicable Reference Asset and a deposit with us of cash in an amount equal to the issue price of the Note to secure your potential obligation under the put option, and we intend to treat the deposit as a short-term obligation for U.S. federal income tax purposes.  Pursuant to the terms of each of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes.  However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible.  See “Certain U.S. Federal Income Tax Considerations” below.

•                  The Notes are Subject to Equity Market Risks —  The Notes involve exposure to price movements in the equity securities to which they are respectively linked.  Equity securities price movements are difficult to predict, and equity securities may be subject to volatile increases or decreases in value.

•                  Each of the Notes May be Affected by Certain Corporate Events and You Will Have Limited Antidilution Protection — Following certain corporate events relating to the underlying applicable Reference Asset (where the underlying company is not the surviving entity), you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock.  The Calculation Agent for each of the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the applicable Reference Asset, Contingent Protection Level, Contingent Protection Price and Exchange Ratio for certain events affecting the applicable Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company.  However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the applicable Reference Asset.  If an event occurs that is perceived by the market to dilute the applicable Reference Asset but that does not require the Calculation Agent to adjust the amount of the applicable Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

INTEREST AND PAYMENT AT MATURITY

Interest.  The interest rate for each of the Notes is designated on the cover of this free-writing prospectus.  The interest paid will include interest accrued from the Original Issue Date to, but excluding, the relevant Interest Payment Date or Maturity Date.  Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date before each Interest Payment Date.  However, interest payable on the Maturity Date will be payable to the person to whom principal is payable.  If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

Payment at Maturity.  We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset.  It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), if applicable, to the Trustee for delivery to you.  The Calculation Agent shall determine the Exchange Ratio.

REFERENCE ASSET INFORMATION

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-26 in the Prospectus Supplement.  Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC.  Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC pursuant to the Exchange Act by each company issuing a Reference Asset can be located by reference to the SEC file number provided below.

The summary information below regarding the companies issuing the stocks comprising the applicable Reference Assets comes from each issuer’s SEC filings and has not been independently verified by us.   We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the applicable Reference Asset with the SEC.  Investors are urged to refer to the SEC filings made by the applicable issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects.  The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of the applicable issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any such issuer.

NYSE Group, Inc. (“NYX”)

NYSE Group, Inc.’s (“NYSE Group”) common stock, par value $0.01 per share, trades on the NYSE under the symbol “NYX.”  NYX is the parent company of New York Stock Exchange LLC and Archipelago Holdings, Inc., and is responsible for the operation and regulation of two securities exchanges:  the NYSE and NYSE Arca.  The NYSE is the world’s largest and most liquid cash equities market, having listed operating companies with a combined global market valuation of over $22 trillion.  NYSE Group’s SEC file number is 001-32829.

Ford Motor Company (“F”)

Ford Motor Company (“Ford”) common stock, par value $0.01 per share, trades on the NYSE under the symbol “F.”  Ford is now one of the world’s largest producers of automobiles, including cars and trucks, and it also engages in other related activities, including the providing of vehicle-related financing, leasing and insurance as well as after-sale vehicle services and products through its dealer network, in areas such as maintenance and light repair, heavy repair, collision, vehicle accessories and extended service warranty.  Ford’s primary brands are Ford, Mercury, Lincoln, Volvo, Land Rover, Jaguar and Aston Martin.  Ford’s SEC file number is 001-03950.

Best Buy Co. (“BBY”)

Best Buy Co.’s (“Best Buy”) common stock, par value $0.10 per share, trades on the NYSE under the symbol “BBY.”  Best Buy is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services.  It operates retail stores and commercial Web sites under the brand names Best Buy, Future Shop, Magnolia Audio Video and Geek Squad.  Best Buy’s SEC file number is 001-09595.

Coach, Inc. (“COH”)

Coach, Inc. (“Coach”) common stock, par value $0.01 per share, trades on the NYSE under the symbol “COH.”  Coach is one of the leading American designers and marketers of premium handbags and accessories.  Coach sells goods such as handbags, women’s and men’s accessories, outerwear, business and travel-related accessories, watches, footwear and eyewear.  Coach’s SEC file number is 001-16153.

ILLUSTRATIVE EXAMPLES & HISTORICAL TABLES

The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below.  These examples do not purport to be representative of every possible scenario concerning increases or decreases in the applicable Reference Asset or of the movements that are likely to occur with respect to the relevant Reference Asset.  You should not construe these examples or the data included in the tables set forth below as an indication of the expected performance of any of the Notes. Some amounts are rounded and actual returns may be different.

NYSE Group, Inc. (“NYX”)

Assumptions:

•                  Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity.  No Market Disruption Events or Events of Default occur during the term of the Notes.

•                  Initial Level:  $65.00

•                  Contingent Protection Level:  70%

•                  Contingent Protection Price:  $45.50 ($65.00 x 70%)

•                  Exchange Ratio:  15 ($1,000/$65.00)

•                  Coupon:  14.0% per annum, paid semi-annually ($70.00 per semester) in arrears.

•                  The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%.  The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges.  Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•                  Maturity:  1 year

•                  Dividend and dividend yield on the Reference Asset:  No dividend distributed.

Example 1 — On the Calculation Date, the Final Level of $84.50 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus two interest payments of $70.00 each, for payments totaling $1,140.00.  If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,300.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  You would have earned a 14.00% return with an investment in the Notes and a 30.00% return with a direct investment in the Reference Asset.

Example 2 — On the Calculation Date, the Final Level of $58.50 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Price.  As discussed in example 1 above, an investor would receive total payments of $1,140.00, earning a 14.00% return over the term of the Notes.  A direct investment in the Reference Asset during that same one-year time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  You would have earned a 14.00% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 — On the Calculation Date, the Final Level of $35.75 is below the Initial Level and also is below the Contingent Protection Price.  At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the two interest payments of $70.00, which is 15 shares (worth $35.75 each) plus $13.76 (the Fractional Share Cash Amount) plus $140.00 (two interest payments of $70.00 each). The cash equivalent equals $690.01.  If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $550.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  An investment in the Notes would have resulted in a loss of 31.00%, while a direct investment in the Reference Asset would have resulted in a loss of 45.00%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
65.00	84.50	$1,000.00	14.00%	14.00%	30.00%	0.00%	30.00%
65.00	81.25	$1,000.00	14.00%	14.00%	25.00%	0.00%	25.00%
65.00	78.00	$1,000.00	14.00%	14.00%	20.00%	0.00%	20.00%
65.00	74.75	$1,000.00	14.00%	14.00%	15.00%	0.00%	15.00%
65.00	71.50	$1,000.00	14.00%	14.00%	10.00%	0.00%	10.00%
65.00	68.25	$1,000.00	14.00%	14.00%	5.00%	0.00%	5.00%
65.00	65.00	$1,000.00	14.00%	14.00%	0.00%	0.00%	0.00%
65.00	61.75	$1,000.00	14.00%	14.00%	-5.00%	0.00%	-5.00%
65.00	58.50	$1,000.00	14.00%	14.00%	-10.00%	0.00%	-10.00%
65.00	55.25	$1,000.00	14.00%	14.00%	-15.00%	0.00%	-15.00%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
65.00	84.50	$1,000.00	14.00%	14.00%	30.00%	0.00%	30.00%
65.00	81.25	$1,000.00	14.00%	14.00%	25.00%	0.00%	25.00%
65.00	78.00	$1,000.00	14.00%	14.00%	20.00%	0.00%	20.00%
65.00	74.75	$1,000.00	14.00%	14.00%	15.00%	0.00%	15.00%
65.00	71.50	$1,000.00	14.00%	14.00%	10.00%	0.00%	10.00%
65.00	68.25	$1,000.00	14.00%	14.00%	5.00%	0.00%	5.00%
65.00	65.00	$1,000.00	14.00%	14.00%	0.00%	0.00%	0.00%
65.00	61.75	$950.02	14.00%	9.00%	-5.00%	0.00%	-5.00%
65.00	58.50	$900.02	14.00%	4.00%	-10.00%	0.00%	-10.00%
65.00	55.25	$850.02	14.00%	-1.00%	-15.00%	0.00%	-15.00%
65.00	52.00	$800.02	14.00%	-6.00%	-20.00%	0.00%	-20.00%
65.00	48.75	$750.02	14.00%	-11.00%	-25.00%	0.00%	-25.00%
65.00	45.50	$700.02	14.00%	-16.00%	-30.00%	0.00%	-30.00%
65.00	42.25	$650.02	14.00%	-21.00%	-35.00%	0.00%	-35.00%
65.00	39.00	$600.02	14.00%	-26.00%	-40.00%	0.00%	-40.00%
65.00	35.75	$550.01	14.00%	-31.00%	-45.00%	0.00%	-45.00%
65.00	32.50	$500.01	14.00%	-36.00%	-50.00%	0.00%	-50.00%
65.00	29.25	$450.01	14.00%	-41.00%	-55.00%	0.00%	-55.00%

The following table sets forth, on a per share basis, the high and low closing prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	90.35	73.50	79.25
June 30, 2006	80.45	48.62	68.48
July 1, 2006 to September 14, 2006	69.50	56.05	61.87

Ford Motor Company (“F”)

Assumptions:

•                  Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity.  No Market Disruption Events or Events of Default occur during the term of the Notes.

•                  Initial Level:  $8.50

•                  Contingent Protection Level:  70%

•                  Contingent Protection Price:  $5.95 ($8.50 x 70%)

•                  Exchange Ratio:  117 ($1,000/$8.50)

•                  Coupon:  14.25% per annum, paid semi-annually ($71.25 per semester) in arrears.

•                  The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%.  The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges.  Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•                  Maturity:  1 year

•                  Dividend and dividend yield on the Reference Asset:  No dividend distributed.

Example 1 — On the Calculation Date, the Final Level of $11.05 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus two interest payments of $71.25 each, for payments totaling $1,142.50.  If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,300.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  You would have earned a 14.25% return with an investment in the Notes and a 30.00% return with a direct investment in the Reference Asset.

Example 2 — On the Calculation Date, the Final Level of $7.65 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Price.  As discussed in example 1 above, an investor would receive total payments of $1,142.50, earning a 14.25% return over the term of the Notes.  A direct investment in the Reference Asset during that same one-year time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  You would have earned a 14.25% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 — On the Calculation Date, the Final Level of $4.68 is below the Initial Level and also is below the Contingent Protection Price.  At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the two interest payments of $71.25, which is 117 shares (worth $4.68 each) plus $3.03 (the Fractional Share Cash Amount) plus $142.50 (two interest payments of $71.25 each).  The cash equivalent equals $693.09.  If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $550.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  An investment in the Notes would have resulted in a loss of 30.69%, while a direct investment in the Reference Asset would have resulted in a loss of 45.00%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
8.50	11.05	$1,000.00	14.25%	14.25%	30.00%	0.00%	30.00%
8.50	10.63	$1,000.00	14.25%	14.25%	25.00%	0.00%	25.00%
8.50	10.20	$1,000.00	14.25%	14.25%	20.00%	0.00%	20.00%
8.50	9.78	$1,000.00	14.25%	14.25%	15.00%	0.00%	15.00%
8.50	9.35	$1,000.00	14.25%	14.25%	10.00%	0.00%	10.00%
8.50	8.93	$1,000.00	14.25%	14.25%	5.00%	0.00%	5.00%
8.50	8.50	$1,000.00	14.25%	14.25%	0.00%	0.00%	0.00%
8.50	8.08	$1,000.00	14.25%	14.25%	-5.00%	0.00%	-5.00%
8.50	7.65	$1,000.00	14.25%	14.25%	-10.00%	0.00%	-10.00%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
8.50	11.05	$1,000.00	14.25%	14.25%	30.00%	0.00%	30.00%
8.50	10.63	$1,000.00	14.25%	14.25%	25.00%	0.00%	25.00%
8.50	10.20	$1,000.00	14.25%	14.25%	20.00%	0.00%	20.00%
8.50	9.78	$1,000.00	14.25%	14.25%	15.00%	0.00%	15.00%
8.50	9.35	$1,000.00	14.25%	14.25%	10.00%	0.00%	10.00%
8.50	8.93	$1,000.00	14.25%	14.25%	5.00%	0.00%	5.00%
8.50	8.50	$1,000.00	14.25%	14.25%	0.00%	0.00%	0.00%
8.50	8.08	$950.59	14.25%	9.31%	-5.00%	0.00%	-5.00%
8.50	7.65	$900.00	14.25%	4.25%	-10.00%	0.00%	-10.00%
8.50	7.23	$850.59	14.25%	-0.69%	-15.00%	0.00%	-15.00%
8.50	6.80	$800.00	14.25%	-5.75%	-20.00%	0.00%	-20.00%
8.50	6.38	$750.59	14.25%	-10.69%	-25.00%	0.00%	-25.00%
8.50	5.95	$700.00	14.25%	-15.75%	-30.00%	0.00%	-30.00%
8.50	5.53	$650.59	14.25%	-20.69%	-35.00%	0.00%	-35.00%
8.50	5.10	$600.00	14.25%	-25.75%	-40.00%	0.00%	-40.00%
8.50	4.68	$550.59	14.25%	-30.69%	-45.00%	0.00%	-45.00%
8.50	4.25	$500.00	14.25%	-35.75%	-50.00%	0.00%	-50.00%
8.50	3.83	$450.59	14.25%	-40.69%	-55.00%	0.00%	-55.00%

The following table sets forth, on a per share basis, the high and low closing prices as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	18.77	14.83	15.72
March 28, 2002	17.29	13.90	16.49
June 28, 2002	18.23	14.88	16.00
September 30, 2002	16.24	9.24	9.80
December 31, 2002	11.91	6.90	9.30
March 31, 2003	10.80	6.58	7.52
June 30, 2003	11.71	7.30	10.99
September 30, 2003	12.53	10.43	10.77
December 31, 2003	17.33	10.41	16
March 31, 2004	17.34	12.75	13.57
June 30, 2004	16.48	13.00	15.65
September 30, 2004	15.77	13.61	14.05
December 31, 2004	15.00	12.61	14.64
March 31, 2005	14.75	10.94	11.33
June 30, 2005	11.69	9.07	10.24
September 30, 2005	11.19	9.55	9.86
December 30, 2005	10.00	7.57	7.72
March 31, 2006	8.96	7.39	7.96
June 30, 2006	8.05	6.17	6.93
July 1, 2006 to September 14, 2006	9.48	6.06	9.09

Best Buy, Inc. Co. (“BBY”)

Assumptions:

•                  Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity.  No Market Disruption Events or Events of Default occur during the term of the Notes.

•                  Initial Level:  $51.00

•                  Contingent Protection Level:  80%

•                  Contingent Protection Price:  $40.80 ($51.00 x 80%)

•                  Exchange Ratio:  19 ($1,000/$51.00)

•                  Coupon:  14.50% per annum, paid semi-annually in arrears.

•                  The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%.  The 6-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges.  Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•                  Maturity:  6 months.

•                  Dividend and dividend yield on the Reference Asset:  $0.40 and 0.80% per annum

Example 1 — On the Calculation Date, the Final Level of $56.10 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus one interest payment of $72.50, for payments totaling $1,072.50.  If you had invested directly in the Reference Asset for the same 6-month period, you would have received total cash payments of $1,104.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level.  You would have earned a 7.25% return with an investment in the Notes and a 10.40% return with a direct investment in the Reference Asset.

Example 2 — On the Calculation Date, the Final Level of $45.90 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Price.  As discussed in example 1 above, an investor would receive total payments of $1,072.50, earning a 7.25% return over the term of the Notes.  A direct investment in the Reference Asset during that same 6-month period would have generated a return of $904.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level.  You would have earned a 7.25% return with an investment in the Notes and incurred a loss of 9.60% with a direct investment in the Reference Asset.

Example 3 — On the Calculation Date, the Final Level of $28.05 is below the Initial Level and also is below the Contingent Protection Price.  At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the one interest payment of $72.50, which is 19 shares (worth $28.05 each) plus $17.05 (the Fractional Share Cash Amount) plus $72.50 (one interest payment of $72.50). The cash equivalent equals $622.50.  If you had invested directly in the Reference Asset for the same 6-month period, you would have received total cash payments of $554.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level.  An investment in the Notes would have resulted in a loss of 37.75%, while a direct investment in the Reference Asset would have resulted in a loss of 44.60%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	6-Month Dividend Yield	6-Month Total Return
51.00	63.75	$1,000.00	7.25%	7.25%	25.00%	0.40%	25.40%
51.00	61.20	$1,000.00	7.25%	7.25%	20.00%	0.40%	20.40%
51.00	58.65	$1,000.00	7.25%	7.25%	15.00%	0.40%	15.40%
51.00	56.10	$1,000.00	7.25%	7.25%	10.00%	0.40%	10.40%
51.00	53.55	$1,000.00	7.25%	7.25%	5.00%	0.40%	5.40%
51.00	51.00	$1,000.00	7.25%	7.25%	0.00%	0.40%	0.40%
51.00	48.45	$1,000.00	7.25%	7.25%	-5.00%	0.40%	-4.60%
51.00	45.90	$1,000.00	7.25%	7.25%	-10.00%	0.40%	-9.60%
51.00	43.35	$1,000.00	7.25%	7.25%	-15.00%	0.40%	-14.60%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Level Does Equal or Fall Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	6-Month Dividend Yield	6-Month Total Return
51.00	63.75	$1,000.00	7.25%	7.25%	25.00%	0.40%	25.40%
51.00	61.20	$1,000.00	7.25%	7.25%	20.00%	0.40%	20.40%
51.00	58.65	$1,000.00	7.25%	7.25%	15.00%	0.40%	15.40%
51.00	56.10	$1,000.00	7.25%	7.25%	10.00%	0.40%	10.40%
51.00	53.55	$1,000.00	7.25%	7.25%	5.00%	0.40%	5.40%
51.00	51.00	$1,000.00	7.25%	7.25%	0.00%	0.40%	0.40%
51.00	48.45	$950.01	7.25%	2.25%	-5.00%	0.40%	-4.60%
51.00	45.90	$900.01	7.25%	-2.75%	-10.00%	0.40%	-9.60%
51.00	43.35	$850.01	7.25%	-7.75%	-15.00%	0.40%	-14.60%
51.00	40.80	$800.01	7.25%	-12.75%	-20.00%	0.40%	-19.60%
51.00	38.25	$750.01	7.25%	-17.75%	-25.00%	0.40%	-24.60%
51.00	35.70	$700.01	7.25%	-22.75%	-30.00%	0.40%	-29.60%
51.00	33.15	$650.01	7.25%	-27.75%	-35.00%	0.40%	-34.60%
51.00	30.60	$600.01	7.25%	-32.75%	-40.00%	0.40%	-39.60%
51.00	28.05	$550.00	7.25%	-37.75%	-45.00%	0.40%	-44.60%
51.00	25.50	$500.00	7.25%	-42.75%	-50.00%	0.40%	-49.60%
51.00	22.95	$450.00	7.25%	-47.75%	-55.00%	0.40%	-54.60%

The following table sets forth on a per share basis the high and low closing sale prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	75.20	42.60	74.48
March 28, 2002	80.62	65.25	79.20
June 28, 2002	79.75	33.50	36.30
September 30, 2002	37.30	18.50	22.31
December 31, 2002	30.45	16.99	24.15
March 31, 2003	31.23	23.65	26.97
June 30, 2003	44.93	25.55	43.92
September 30, 2003	54.10	39.62	47.52
December 31, 2003	62.70	60.60	52.24
March 31, 2004	55.05	45.15	51.72
June 30, 2004	56.25	49.03	50.74
September 30, 2004	55.02	43.87	54.24
December 31, 2004	62.20	54.27	59.42
March 31, 2005	60.72	50.87	54.01
June 30, 2005	70.36	47.90	68.55
September 30, 2005	79.75	40.40	43.53
December 31, 2005	51.65	40.66	43.48
March 31, 2006	57.69	43.32	55.93
June 30, 2006	59.50	48.69	54.84
July 1, 2005 to September 14, 2006	55.51	43.51	52.46

Coach, Inc. (“COH”)

Assumptions:

•                  Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity.  No Market Disruption Events or Events of Default occur during the term of the Notes.

•                  Initial Level:  $30

•                  Contingent Protection Level:  80%

•                  Contingent Protection Price:  $24.00 ($30.00 x 80%)

•                  Exchange Ratio:  33 ($1,000/$30)

•                  Coupon:  12.5% per annum, paid semi-annually in arrears.

•                  The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%.  The 6-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges.  Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•                  Maturity:  6 months

•                  Dividend and dividend yield on the Reference Asset:  No dividend distributed.

Example 1 — On the Calculation Date, the Final Level of $33.00 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus one interest payment of $62.50, for payments totaling $1,062.50.  If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $1,100.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  You would have earned a 6.25% return with an investment in the Notes and a 10.00% return with a direct investment in the Reference Asset.

Example 2 — On the Calculation Date, the Final Level of $27.00 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Price.  As discussed in example 1 above, an investor would receive total payments of $1,062.50, earning a 6.25% return over the term of the Notes.  A direct investment in the Reference Asset during that same 6-month time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  You would have earned a 6.25% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 — On the Calculation Date, the Final Level of $16.50 is below the Initial Level and also is below the Contingent Protection Price.  At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the interest payment of $62.50, which is 33 shares (worth $16.50 each) plus $5.50 (the Fractional Share Cash Amount) plus $62.50 (one interest payment of $62.50). The cash equivalent equals $612.50.  If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $550.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level.  An investment in the Notes would have resulted in a loss of 38.75%, while a direct investment in the Reference Asset would have resulted in a loss of 45.00%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
30.00	37.50	$1,000.00	6.25%	6.25%	25.00%	0.00%	25.00%
30.00	36.00	$1,000.00	6.25%	6.25%	20.00%	0.00%	20.00%
30.00	34.50	$1,000.00	6.25%	6.25%	15.00%	0.00%	15.00%
30.00	33.00	$1,000.00	6.25%	6.25%	10.00%	0.00%	10.00%
30.00	31.50	$1,000.00	6.25%	6.25%	5.00%	0.00%	5.00%
30.00	30.00	$1,000.00	6.25%	6.25%	0.00%	0.00%	0.00%
30.00	28.50	$1,000.00	6.25%	6.25%	-5.00%	0.00%	-5.00%
30.00	27.00	$1,000.00	6.25%	6.25%	-10.00%	0.00%	-10.00%
30.00	25.50	$1,000.00	6.25%	6.25%	-15.00%	0.00%	-15.00%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
30.00	37.50	$1,000.00	6.25%	6.25%	25.00%	0.00%	25.00%
30.00	36.00	$1,000.00	6.25%	6.25%	20.00%	0.00%	20.00%
30.00	34.50	$1,000.00	6.25%	6.25%	15.00%	0.00%	15.00%
30.00	33.00	$1,000.00	6.25%	6.25%	10.00%	0.00%	10.00%
30.00	31.50	$1,000.00	6.25%	6.25%	5.00%	0.00%	5.00%
30.00	30.00	$1,000.00	6.25%	6.25%	0.00%	0.00%	0.00%
30.00	28.50	$949.99	6.25%	1.25%	-5.00%	0.00%	-5.00%
30.00	27.00	$899.99	6.25%	-3.75%	-10.00%	0.00%	-10.00%
30.00	25.50	$849.99	6.25%	-8.75%	-15.00%	0.00%	-15.00%
30.00	24.00	$799.99	6.25%	-13.75%	-20.00%	0.00%	-20.00%
30.00	22.50	$749.99	6.25%	-18.75%	-25.00%	0.00%	-25.00%
30.00	21.00	$699.99	6.25%	-23.75%	-30.00%	0.00%	-30.00%
30.00	19.50	$649.99	6.25%	-28.75%	-35.00%	0.00%	-35.00%
30.00	18.00	$599.99	6.25%	-33.75%	-40.00%	0.00%	-40.00%
30.00	16.50	$550.00	6.25%	-38.75%	-45.00%	0.00%	-45.00%
30.00	15.00	$500.00	6.25%	-43.75%	-50.00%	0.00%	-50.00%
30.00	13.50	$450.00	6.25%	-48.75%	-55.00%	0.00%	-55.00%

The following table sets forth on a per share basis the high and low closing prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	39.35	22.30	38.98
March 28, 2002	53.34	37.51	50.71
June 28, 2002	60.23	47.00	54.90
September 30, 2002	54.89	17.19	25.60
December 31, 2002	35.70	22.50	32.92
March 31, 2003	39.99	29.03	38.33
June 30, 2003	53.53	36.10	49.74
September 30, 2003	59.39	49.00	54.60
December 31, 2003	56.98	28.10	37.75
March 31, 2004	44.33	33.75	40.99
June 30, 2004	46.10	39.20	45.19
September 30, 2004	47.45	35.98	42.42
December 31, 2004	57.70	39.07	56.40
March 31, 2005	59.95	51.46	56.63
June 30, 2005	57.30	24.51	33.57
September 30, 2005	36.42	30.10	31.36
December 30, 2005	36.84	28.14	33.34
March 31, 2006	37.18	31.68	34.58
June 30, 2006	35.66	27.62	29.90
July 1, 2006 to September 14, 2006	34.12	25.18	33.84

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the section entitled “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith but is subject to the limitations and qualifications set forth therein.  In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion, when read together with the section entitled, “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement, summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes.  Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the Reference Assets to you at maturity for an amount equal to the principal amount of the Note, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the principal amount of the Note and the value of the Reference Assets otherwise deliverable under the Put Option), and a deposit with us of cash (the “Deposit”) in an amount equal to the “issue price” (as described in the prospectus supplement) of your Notes to secure your potential obligation under the Put Option.  We intend to treat the Notes consistent with this approach and pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes.  The description below of the Reference Asset includes a chart that indicates the portion of each interest payment that represents the yield on the Deposit and the Put Premium, assuming that the issue price of the Notes is par.  You may contact Bill Bamber at (212) 272-6635 for the issue price of the Notes.

We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations —Tax Treatment of the Deposit on Notes with a Term of One Year or Less” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above.  For example, the Notes could be treated as short-term obligations rather than a Put Option and a Deposit.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Reference Asset	Term to Maturity	Coupon Rate, per Annum		Yield on the Deposit, per Annum		Put Premium, per Annum
NYSE Group, Inc.	1-year	[14.00	]%	[•	]%	[•	]%
Ford Motor Company	1-year	[14.25	]%	[•	]%	[•	]%
Best Buy Co.	6-months	[14.50	]%	[•	]%	[•	]%
Coach, Inc.	6-months	[12.50	]%	[•	]%	[•	]%